Exhibit 99.1
For Immediate Release
Contact: Vickie Schray
vickie.schray@zovio.com
866 475 0317 x10003

Zovio Inc Reports First Quarter 2022 Results

CHANDLER, AZ (May 10, 2022) - Zovio Inc (NASDAQ: ZVO), an education technology services company, today announced its results for the three months ended March 31, 2022.

Financial Results for the Three Months Ended March 31, 2022
Revenue and other revenue for the three months ended March 31, 2022 was $61.6 million, compared with revenue and other revenue of $76.9 million for the three months ended March 31, 2021.
Operating loss for the three months ended March 31, 2022 was $7.2 million, compared with operating loss of $9.3 million for the three months ended March 31, 2021.
Net loss for the three months ended March 31, 2022 was $7.4 million, compared with net loss of $9.5 million for the three months ended March 31, 2021.
Diluted loss per share for the three months ended March 31, 2022 was $0.22, compared with diluted loss per share of $0.29 for the three months ended March 31, 2021.
The Company recognized income tax expense of approximately $0.1 million for the three months ended March 31, 2022, compared with income tax expense of $0.1 million for the three months ended March 31, 2021.
Non-GAAP Financial Results for the Three Months Ended March 31, 2022
Non-GAAP operating loss for the three months ended March 31, 2022 was $4.3 million, compared with non-GAAP operating loss of $3.1 million for the three months ended March 31, 2021. Non-GAAP operating loss for the three months ended March 31, 2022 excludes acquisition costs of $0.5 million, non-GAAP stock compensation of $0.2 million and other non-GAAP costs, including severance, of $2.2 million. Non-GAAP operating loss for the three months ended March 31, 2021 excludes separation transaction costs of $0.8 million, acquisition costs of $0.8 million and other non-GAAP costs, including severance, of $4.6 million.
Non-GAAP net loss for the three months ended March 31, 2022 was $4.5 million, compared with non-GAAP net loss of $3.3 million for the three months ended March 31, 2021. Non-GAAP net loss for the three months ended March 31, 2022 excludes acquisition costs of $0.5 million, non-GAAP stock compensation of $0.2 million, and other non-GAAP costs, including severance, of $2.2 million. Non-GAAP net loss for the three months ended March 31, 2021 excludes separation transaction costs of $0.8 million, acquisition costs of $0.8 million, other non-GAAP costs, including severance, of $4.6 million, and an immaterial income tax benefit.
Non-GAAP diluted loss per share for the three months ended March 31, 2022 was $0.13, compared with non-GAAP diluted loss per share of $0.10 for the three months ended March 31, 2021.
Balance Sheet and Cash Flow
As of March 31, 2022, the Company had combined cash and cash equivalents of $33.7 million, compared with combined cash and cash equivalents of $28.3 million as of December 31, 2021.
The Company had $2.6 million of cash provided by operating activities during the three months ended March 31, 2022, compared with $0.8 million of cash provided by operating activities during the three months ended March 31, 2021.

Exhibit 99.1
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating loss, non-GAAP net loss, non-GAAP diluted loss per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude acquisition costs, certain non-GAAP stock compensation, other non-GAAP costs including severance, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income (loss) are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 5393272. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy and TutorMe, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2022 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including, without limitation: our ability to successfully transition to being an education technology services company and the reliability of certain financial and accounting measures we utilize.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-

Exhibit 99.1
looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

Exhibit 99.1

ZOVIO INC
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021

University Partners segment revenue	$52,333	$69,679
Zovio Growth segment revenue	9,300	7,180
Revenue and other revenue	$61,633	$76,859
Costs and expenses:
Technology and academic services	$18,498	$19,144
Counseling services and support	21,331	25,325
Marketing and communication	21,914	25,831
General and administrative	7,122	15,896
Total costs and expenses	68,865	86,196
Operating loss	(7,232)	(9,337)
Other income (expense), net	(127)	(73)
Loss before income taxes	(7,359)	(9,410)
Income tax expense	78	83
Net loss	$(7,437)	$(9,493)

Loss per share:
Basic	$(0.22)	$(0.29)
Diluted	$(0.22)	$(0.29)
Weighted average number of common shares outstanding used in computing loss per share:
Basic	33,562	32,769
Diluted	33,562	32,769

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$33,698	$28,265
Restricted cash	6,083	9,288
Investments	905	974
Accounts receivable, net	6,596	9,631
Prepaid expenses and other current assets	17,243	13,423
Total current assets	64,525	61,581
Property and equipment, net	24,965	26,382
Operating lease assets	28,103	28,881
Goodwill and intangibles, net	29,079	29,499
Other long-term assets	2,079	2,691
Total assets	$148,751	$149,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$85,521	$74,769
Deferred revenue and student deposits	15,157	14,939
Total current liabilities	100,678	89,708
Rent liability	33,132	34,205
Other long-term liabilities	3,674	5,115
Total liabilities	137,484	129,028
Total stockholders’ equity	11,267	20,006
Total liabilities and stockholders’ equity	$148,751	$149,034

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(7,437)	$(9,493)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	201	661
Depreciation and amortization	2,033	2,285
Stock-based compensation	(1,169)	2,382
Noncash lease expense	1,433	2,077
Net loss (gain) on marketable securities	63	(68)
Changes in operating assets and liabilities:
Accounts receivable	2,833	(288)
Prepaid expenses and other current assets	(3,820)	(2,776)
Other long-term assets	612	(305)
Accounts payable and accrued liabilities	10,784	7,457
Deferred revenue and student deposits	218	(13)
Operating lease liabilities	(1,705)	(2,598)
Other liabilities	(1,440)	1,455
Net cash provided by operating activities	2,606	776
Cash flows from investing activities:
Capital expenditures	(24)	(184)
Purchases of investments	(2)	(30)
Capitalized costs for intangible assets	(227)	(143)
Sale of investments	8	247
Net cash used in investing activities	(245)	(110)
Cash flows from financing activities:
Tax withholdings on issuance of stock awards	(133)	(1,078)
Net cash used in financing activities	(133)	(1,078)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,228	(412)
Cash, cash equivalents and restricted cash at beginning of period	37,553	55,497
Cash, cash equivalents and restricted cash at end of period	$39,781	$55,085

Exhibit 99.1

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating Loss Reconciliation:
GAAP operating loss	$(7,232)	$(9,337)
Separation transaction costs	—	777
Acquisition costs, net	513	832
Non-GAAP stock compensation	222	—
Other non-GAAP costs	2,199	4,601
Non-GAAP operating loss	$(4,298)	$(3,127)

Net Loss Reconciliation:
GAAP net loss	$(7,437)	$(9,493)
Separation transaction costs	—	777
Acquisition costs, net	513	832
Non-GAAP stock compensation	222	—
Other non-GAAP costs	2,199	4,601
Income tax impact, non-GAAP	—	(10)
Non-GAAP net loss	$(4,503)	$(3,293)

Diluted Loss Per Share Reconciliation:
GAAP diluted loss per share	$(0.22)	$(0.29)
Separation transaction costs	—	0.02
Acquisition costs, net	0.01	0.03
Non-GAAP stock compensation	0.01	—
Other non-GAAP costs	0.07	0.14
Income tax impact, non-GAAP	—	0.00
Non-GAAP diluted loss per share	$(0.13)	$(0.10)

Exhibit 99.1
ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA Reconciliation:
GAAP net income loss	$(7,437)	$(9,493)
Interest expense (income), net	127	73
Income tax expense	78	83
Depreciation and amortization	2,033	2,285
EBITDA	(5,199)	(7,052)
Separation transaction costs	—	777
Non-GAAP stock compensation	222	—
Other non-GAAP costs	2,199	4,601
Adjusted EBITDA	$(2,778)	$(1,674)